Exhibit 4.1


              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           NEBCO EVANS HOLDING COMPANY



            Nebco Evans Holding Company (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware ("DGCL"), does hereby certify as follows:


            FIRST: The present name of the Corporation is Nebco Evans Holding Company. The Corporation was originally incorporated as Nebco Evans Holding Company and the certificate of incorporation of was originally filed with the Secretary of State of the State of Delaware on January 19, 1996.


            SECOND: That by unanimous written consent the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment and restatement of the Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment and restatement to be advisable. The resolution setting forth the proposed amendment and restatement is as follows:


                  RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation shall be amended in accordance with
      Section 242 of the DGCL to effect the Recapitalization and certain other changes in said Amended and Restated Certificate of Incorporation, and that the Amended and Restated Certificate of Incorporation be adopted in accordance with Sections 228, 242 and 245 of the DGCL, as the Amended and Restated Certificate of Incorporation of the Corporation.


                  RESOLVED, that such amendment of the Amended and Restated Certificate of Incorporation of the Corporation is deemed by the Directors of the Corporation to be advisable and in the best interests of the Corporation.


            THIRD: The amendment and restatement was duly adopted by the stockholders of the Corporation in accordance with the applicable provisions of Sections 103, 228, 242 and 245 of the DGCL and, upon filing with the Secretary of State in accordance with Section 103, shall thenceforth supersede the existing Amended and Restated Certificate of Incorporation of the Corporation and shall, as it may thereafter be amended in accordance with its terms and applicable law, be the certificate of incorporation of the Corporation (the "Restated Certificate of Incorporation").


            FOURTH: Upon the filing (the "Effective Time") of this Restated Certificate of Incorporation pursuant to the DGCL, without further act on the part of the holders thereof or the Corporation: (i) each of the 6,508 shares of Class A Common Stock, par value $0.01 per share ("Class A



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Common Stock") issued and outstanding as of the Effective Time shall be deemed to be converted into 1,000 shares of Class B Common Stock, par value $0.01 per share ("Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), such that there will thereafter be 6,508,000 shares of Class B Common Stock outstanding in respect of such former 6,508 shares of Class A Common Stock, such Class B Common Stock to have such terms and provisions as set forth and modified herein; and (ii) each of the 1,733 shares of Class B Common Stock issued and outstanding as of the Effective Time shall be deemed to be converted into 1,000 shares of Class B Common Stock, such that there will thereafter be 1,733,000 shares of Class B Common Stock outstanding in respect of such former 1,733 shares of Class B Common Stock, and 8,241,000 shares of Class B Common Stock outstanding in the aggregate, all such Class B Common Stock to have such terms and provisions as set forth and modified herein. Each holder of record of a certificate for one or more shares of Class A Common Stock or Class B Common Stock as of the Effective Time shall be entitled to receive as soon as practicable, and upon surrender of such certificate to the officer or agent having charge of the stock transfer books for shares of the Corporation, a certificate or certificates representing 1,000 shares of Class B Common Stock for each one share of Class A Common Stock or Class B Common Stock, as the case may be, represented by the certificate of such holder immediately prior to the Effective Time. The shares of Class B Common Stock represented by certificates issued pursuant to this Section shall be validly issued, fully paid and nonassessable.


            FIFTH:    The text of the Restated Certificate of Incorporation
is amended and restated in its entirety as follows:


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                                    ARTICLE I


            The name of the corporation (which is hereinafter referred to as the "Corporation") is:


                           NEBCO EVANS HOLDING COMPANY


                                   ARTICLE II


            The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.


                                   ARTICLE III


            The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.


                                   ARTICLE IV


              Section 4.1 Capital Stock. The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 45,000,000 shares divided into three classes as follows:


            1,000,000 shares of Class A Common Stock, par value $0.01 per share ("Class A Common Stock");


            14,000,000 shares of Class B Common Stock, par value $0.01 per share ("Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock");


            30,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock").


              Section 4.2 Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions of each class of Common Stock are as follows:


             (a) Voting. (1) On or prior to an Initial Public Offering (as defined below), except as otherwise required by law by the provisions of Section
4.3 or by the resolution or


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resolutions adopted by the Board of Directors of the Corporation (the "Board")
designating the rights, powers and preferences of any series of Preferred Stock:
(i) at each annual or special meeting of stockholders, in the case of any written consent of stockholders and for all other purposes, each holder of record of Class B Common Stock on the relevant record date shall be entitled to ten (10) votes for each share of Class B Common Stock standing in such person's name on the stock transfer records of the Corporation on all matters to be voted on by the stockholders of the Corporation, (ii) the holders of Class B Common Stock will have the exclusive right to vote for directors and for all other purposes, and (iii) the holders of Class A Common Stock will have no voting rights with respect to any matters to be voted on by the stockholders of the Corporation.


                   (2)   Following an Initial Public Offering:


                        (i) At each annual or special meeting of stockholders, in the case of any written consent of stockholders, and for all other purposes, each holder of record of Class A Common Stock on the relevant record date shall be entitled to one (1) vote for each share of Class A Common Stock standing in such person's name on the stock transfer records of the Corporation and each holder of record of Class B Common Stock on the relevant record date shall be entitled to ten (10) votes for each share of Class B Common Stock standing in such person's name on the stock transfer records of the Corporation, on all matters to be voted on by the stockholders of the Corporation;


                        (ii) Except as otherwise provided by applicable law, the holders of Class A Common Stock and of Class B Common Stock shall vote as a single class on all matters with respect to which a vote of the stockholders of the Corporation is required under applicable law, the Restated Certificate of Incorporation, or the Amended and Restated By-laws of the Corporation (the "By-laws"), or on which a vote of stockholders is otherwise duly called for by the Corporation, including, but not limited to, the election of directors, matters concerning the sale, lease or exchange of all or substantially all of the property and assets of the Corporation, mergers or consolidations with another corporation or corporations, dissolution of the Corporation, amendments to the Restated Certificate of Incorporation, and for all other purposes. Except as provided in this Article or by applicable law, whenever applicable law, the Restated Certificate of Incorporation or the By-laws provide for the necessity of an "affirmative vote of the stockholders entitled to cast at least a majority (or any other greater percentage) of the votes which all stockholders are entitled to cast thereon," or a "majority (or any other greater percentage) of the voting stock," or language of similar effect, any and all such language shall mean that Class A Common Stock and Class B Common Stock shall vote as one class and that a majority (or any other greater percentage) consists of a majority (or such other greater percentage) of the total number of votes entitled to be cast in accordance with the provisions of this Article. Neither the holders of Class A Common Stock nor the holders of Class B Common Stock shall have cumulative voting rights.


                   (3) The Corporation may, as a condition to counting the votes cast by any holder of Class B Common Stock at any annual or special meeting of stockholders, in the


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case of any written consent of stockholders, or for any other purpose, require the furnishing of such affidavits or other proof as it may reasonably request to establish that the Class B Common Stock held by such holder has not, by virtue of the provisions of 4.2(e), been converted into Class A Common Stock.


             (b) Dividends. Subject to the rights of the holders of any series of Preferred Stock, and subject to any other provisions of the Restated Certificate of Incorporation, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor. If at any time a dividend or other distribution in cash or other property (other than dividends or other distributions payable in Common Stock or options or warrants to purchase Common Stock or securities convertible into or exchangeable for Common Stock) is paid on Class A Common Stock or Class B Common Stock, a like dividend or other distribution in cash or other property will also be paid on Class B Common Stock or Class A Common Stock, as the case may be, in an equal amount per share. If at any time a dividend or other distribution payable in Common Stock or options or warrants to purchase Common Stock or securities convertible into or exchangeable for Common Stock is paid on Class A Common Stock or Class B Common Stock, a like dividend or other distribution will also be paid on Class B Common Stock or Class A Common Stock, as the case may be, in an equal amount per share; provided that, for this purpose, if shares of Class A Common Stock, or options or warrants to purchase Class A Common Stock or securities convertible into or exchangeable for Class A Common Stock, are paid on Class A Common Stock and shares of Class B Common Stock, or options or warrants to purchase Class B Common Stock or securities convertible into or exchangeable for Class B Common Stock, are paid on Class B Common Stock, in an equal amount per share of Class A Common Stock and Class B Common Stock, such dividend or other distribution shall be deemed to be a like dividend or other distribution. In the case of any split, subdivision, combination or reclassification of Class A Common Stock or Class B Common Stock, the shares of Class B Common Stock or Class A Common Stock, as the case may be, shall also be split, subdivided, combined or reclassified so that the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately following such split, subdivision, combination or reclassification shall bear the same relationship to each other as did the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such split, subdivision, combination or reclassification.


             (c) Liquidation, Dissolution, Mergers, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution, after payments to creditors and to the holders of any Preferred Stock that may at the time be outstanding, in proportion to the number of shares held by them, respectively, without regard to class. In the event of any corporate merger, consolidation, purchase or acquisition of property or stock, or other reorganization in which any consideration is to be received by the holders of Class A Common Stock or the holders of Class B Common Stock, the holders of Class A Common Stock and the holders of Class B Common Stock shall receive the same consideration on a per share basis; provided,


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

however, that, if such consideration shall consist in any part of voting securities (or of options or warrants to purchase voting securities, or of securities convertible into or exchangeable for voting securities), the holders of Class B Common Stock may receive, on a per share basis, voting securities with ten (10) times the number of votes per share as those voting securities to be received by the holders of Class A Common Stock (or options or warrants to purchase, or securities convertible into or exchangeable for, voting securities with ten (10) times the number of votes per share as those voting securities issuable upon exercise of the options or warrants, or into which the convertible or exchangeable securities may be converted or exchanged, received by the holders of Class A Common Stock).


             (d) Transfer Restriction; Change of Control of Holders. (1) No person holding record ownership of shares of Class B Common Stock (hereinafter called a "Class B Holder") may transfer, and the Corporation shall not register the transfer of, such shares of Class B Common Stock, except to a Permitted Transferee of such Class B Holder. For the purposes hereof, a "Permitted Transferee" shall mean:


                         (i) In the case of a Class B Holder who is a natural person, such Class B Holder's "Permitted Transferee" means (A) the present or former spouse of such Class B Holder, a lineal descendant of such Class B Holder or the present or former spouse of such Class B Holder, and the present or former spouse of any such lineal descendent, (B) the trustee of a trust (including a voting trust) principally for the benefit of such Class B Holder and/or persons who are direct or indirect Permitted Transferees of such Class B Holder, provided that such trust may grant a general or special power of appointment to such Class B Holder and/or any persons who are direct or indirect Permitted Transferees of such Class B Holder, and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or the estate of such Class B Holder and/or any persons who are direct or indirect Permitted Transferees of such Class B Holder, payable by reason of the death of such Class B Holder and/or any persons who are direct or indirect Permitted Transferees of such Class B Holder, and (C) the executor, administrator, guardian or personal representative of the estate of such Class B Holder.


                         (ii) In the case of any Class B Holder, such Class B Holder's "Permitted Transferee" means, in addition to any other Permitted Transferee hereunder, (A) a corporation, limited liability company or partnership controlled by such Class B Holder and/or persons who are direct or indirect Permitted Transferees of such Class B Holder, provided that if control of such a corporation, limited liability company or partnership (or of any survivor of a merger or consolidation of such a corporation, limited liability company or partnership), is acquired by any person who is not within such class of persons, all shares of Class B Common Stock then held by such corporation, limited liability company or partnership, as the case may be, shall be deemed, without further act on the part of the holder thereof or the Corporation, to be converted into shares of Class A Common Stock, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent such number of shares of Class A Common Stock as equals the number of shares of Class A Common Stock into



                                    -4-

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      which such shares of Class B Common Stock could be converted pursuant to the terms hereof, and (B) the estate of a bankrupt or insolvent Class B Holder.


                         (iii) In the case of a Class B Holder which is a trustee pursuant to a trust, such Class B Holder's "Permitted Transferee" means (A) the person who contributed the shares of Class B Common Stock in question to such trust (provided that there has been no change in control of such person other than to a Permitted Transferee of such person), and
      (B) a direct or indirect Permitted Transferee of the person (without giving effect to any change in control of such person) who contributed the shares of Class B Common Stock in question to such trust.


                         (iv) In the case of a Class B Holder which is a corporation or limited liability company, such Class B Holder's "Permitted Transferee" means any direct or indirect controlling stockholder of such corporation or limited liability company (but not any other stockholder of such corporation or limited liability company), and any direct or indirect Permitted Transferee of such controlling stockholder, and the survivor of any merger or consolidation of such corporation or limited liability company, provided that if control of such a corporation or limited liability company (or of any survivor of a merger or consolidation of such a corporation or limited liability company) is acquired by any person who is not within such class of persons, whether as a result of a merger or consolidation or otherwise, all shares of Class B Common Stock then held by such corporation or limited liability company shall be deemed, without further act on the part of the holder thereof or the Corporation, to be converted into shares of Class A Common Stock, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent such number of shares of Class A Common Stock as equals the number of shares of Class A Common Stock into which such shares of Class B Common Stock could be converted pursuant to the terms hereof.


                         (v) In the case of a Class B Holder which is a partnership, such Class B Holder's "Permitted Transferee" means any direct or indirect controlling partner of such partnership (but not any other partner of such partnership), and any direct or indirect Permitted Transferee of such controlling partner, and the survivor of a merger or consolidation of such partnership, provided that if control of such a partnership (or of any survivor of a merger or consolidation of such a partnership) is acquired by any person who is not within such class of persons, whether as a result of a merger or consolidation or otherwise, all shares of Class B Common Stock then held by such partnership shall be deemed, without further act on the part of the holder thereof or the Corporation, to be converted into shares of Class A Common Stock, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent such number of shares of Class A Common Stock as equals the number of shares of Class A Common Stock into which such shares of Class B Common Stock could be converted pursuant to the terms hereof.


                         (vi) In the case of a Class B Holder which is the estate of a deceased Class B Holder, or which is the estate of a bankrupt or insolvent Class B Holder,



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

      such Class B Holder's "Permitted Transferee" means a direct or indirect Permitted Transferee of such deceased, bankrupt or insolvent Class B Holder.


                         (vii) In the case of any Class B Holder, such Class B Holder's "Permitted Transferee" means, without limitation of the foregoing, any direct or indirect Permitted Transferee of a Permitted Transferee of such Class B Holder. For purposes hereof, whether a person is a Permitted Transferee of a Permitted Transferee shall be determined in the same manner as whether a person is a Permitted Transferee of a Class B Holder.


                   (2) Notwithstanding anything to the contrary set forth herein, but subject to the provisions of Section 4.2(d)(4), in the event of any direct or indirect transfer of beneficial ownership of any Class B Common Stock which, had such transfer also been a transfer of record ownership of such Class B Common Stock, would not have been to a Permitted Transferee, all of such shares of Class B Common Stock shall be deemed, without further act on the part of the holder thereof or the Corporation, to be converted into shares of Class A Common Stock, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent such number of shares of Class A Common Stock as equals the number of shares of Class A Common Stock into which such shares of Class B Common Stock could be converted pursuant to the terms hereof.


                   (3) Notwithstanding anything to the contrary set forth herein, any event which would result in the automatic conversion of Class B Common Stock into Class A Common Stock shall not result in such conversion if the record holder of such Class B Common Stock is a corporation, limited liability company or partnership as to which both investment and voting discretion with respect to the Class B Common Stock held by such corporation, limited liability company or partnership is directly or indirectly exercised, both before and after such event, by such record holder or any Permitted Transferee of such record holder; provided that no transaction or event intended to avoid the automatic conversion provisions of this Section 4.2(d) shall in any event be entitled to the benefit of this Section 4.2(d)(3).


                   (4) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Class B Holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for any indebtedness or other obligation of any person, provided that, even if such shares are registered in the name of the pledgee or its nominee (which registration is hereby expressly permitted and shall not be considered a transfer hereunder), such shares shall remain subject to the provisions of this Section 4.2(d). In the event of foreclosure or other final disposition by the pledgee (unless the transferee is otherwise a direct or indirect Permitted Transferee of such Class B Holder), and from and after such foreclosure, such pledged shares of Class B Common Stock shall be deemed, without further act on the part of the holder thereof or the Corporation, to be converted into shares of Class A Common Stock, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent such number of shares of Class A Common Stock as equals the number of shares of Class A Common Stock into which such shares of Class B Common Stock could be converted pursuant to the terms hereof.


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

                   (5) For purposes of this Article IV:


                         (i) The term "Initial Public Offering" shall mean the completion of a sale of shares of the Common Stock of the Corporation pursuant to an effective registration statement under the Securities Act of 1933, as amended (other than a registration statement relating to shares of Common Stock issuable upon exercise of employee stock options or in connection with an employee benefit plan of the Corporation or a subsidiary or affiliate) following which either (x) 25% or more of the issued and outstanding shares of Common Stock of the Corporation is publicly held and freely transferable or (y) shares of Common Stock of the Corporation with a market value of at least $100,000,000 are publicly held and freely transferable or (z) the Board shall, in its discretion, deem an Initial Public Offering to have occurred.


                         (ii) The relationship of any person that is derived by or through legal adoption shall be considered a natural one.


                         (iii) Each joint owner of shares of Class B Common Stock shall be considered a "Class B Holder" of such shares.


                         (iv) A minor for whom shares of Class B Common Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class B Holder of such shares.


                         (v) The term "beneficial ownership" (including, with a correlative meaning, the term "beneficially own"), shall have the meaning assigned such term in Rules 13d-3 and 13d-5 under the Securities and Exchange Act of 1934, as amended, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.


                         (vi) Unless otherwise specified, the term "person" means both natural persons and legal entities.


                         (vii) The term "transfer" means any direct or indirect transfer (including by sale, assignment, gift, bequest, appointment or otherwise), and shall also include, with respect to any holder of Class B Common Stock, any direct or indirect change in control of such person.


                         (viii) The term "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person or entity, whether through the ownership of voting securities, by contract or otherwise.


                   (6) Notwithstanding anything to the contrary herein, the Corporation shall not register the transfer of any shares of Class B Common Stock, unless the transferee


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and the transferor of such Class B Common Stock have furnished such affidavits and other proof as the Corporation may reasonably request to establish that such proposed transferee is a Permitted Transferee. In addition, upon any purported transfer of shares of Class B Common Stock not permitted hereunder, all shares of Class B Common Stock purported to be so transferred shall be deemed, without further act on the part of the holder thereof or the Corporation, to be converted into shares of Class A Common Stock, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent such number of shares of Class A Common Stock as equals the number of shares of Class A Common Stock into which such shares of Class B Common Stock could be converted pursuant to the terms hereof, and the Corporation shall register such shares of Class A Common Stock in the name of the person to whom such shares of Class B Common Stock were purported to be transferred.

              (7) The Corporation shall include on the certificates for shares of Class B Common Stock a legend referring to the restrictions on transfer and registration of transfer imposed by this Section 4.2(d).

             (e) Automatic Conversion of Class B Common Stock. In the event that the number of shares of Class B Common Stock issued and outstanding at any time shall constitute less than ten percent (10%) of the total number of shares of Class A Common Stock and Class B Common Stock issued and outstanding at such time, then, without further act on the part of the holder thereof or the Corporation, all shares of Class B Common Stock then issued and outstanding shall be deemed to be converted into shares of Class A Common Stock, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent such number of shares of Class A Common Stock as equals the number of shares of Class A Common Stock into which such shares of Class B Common Stock could be converted pursuant to the terms hereof. For purposes of the immediately preceding sentence, any shares of Class A Common Stock and Class B Common Stock repurchased or otherwise acquired by the Corporation shall no longer be deemed "outstanding" from and after the date of repurchase.

             (f) Optional Conversion of Class B Common Stock. If, at any time, any holder of shares of Class B Common Stock shall request, upon notice by such holder to the Corporation, that such holder's shares of Class B Common Stock be converted into shares of Class A Common Stock, then, without further action on the part of the holder thereof or the Corporation, all such shares of Class B Common Stock which are the subject of such request shall thereupon and thereafter be deemed to be converted into shares of Class A Common Stock, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent an equal number of shares of Class A Common Stock.

             (g) Power to Sell and Purchase Shares. The Corporation shall have the power, subject to any applicable agreements of the Corporation, to issue and sell all or any part of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. The Corporation shall have the power to purchase any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board shall from time to time, in its discretion, and with the consent of such persons, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

             (h) Rights Otherwise Identical. Except as expressly set forth herein, the rights of the holders of Class A Common Stock and the rights of the holders of Class B Common Stock shall be in all respects identical.

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

              Section 4.3 Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized to fix the voting rights, if any, designations, powers, preferences and the relative, participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any unissued series of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).


              Section 4.4 Existing Preferred Stock. (a) The voting rights, if any, designations, powers, preferences and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of the 8% Senior Convertible Preferred Stock ("Senior Convertible Preferred") and the 11 1/4% Senior Redeemable Exchangeable Preferred Stock due 2008 (the "Senior Redeemable Preferred"), each series of which is outstanding as of the date of this Restated Certificate of Incorporation, shall continue as previously fixed by the Board in the Certificates of Designations attached as Exhibit A, with respect to the Senior Convertible Preferred (the "Senior Convertible Preferred Certificate of Designations"), and Exhibit B, with respect to the Senior Redeemable Preferred.


             (b) After the filing of this Restated Certificate of Incorporation, in accordance with the terms of the Senior Convertible Preferred Certificate of Designations, (i) shares of the Senior Convertible Preferred shall cease to be convertible into shares of Class A Common Stock but shall instead be convertible into shares of Class B Common Stock and (ii) the Conversion Ratio (as defined in
Section 4 of the Senior Convertible Preferred Certificate of Designations) shall cease to be equal to .8766 but shall instead be equal to 876.6 (the "New Conversion Ratio"). All provisions of the Senior Convertible Preferred Certificate of Designations, including anti-dilution provisions, which reference the Class A Common Stock (defined in the Senior Convertible Preferred Certificate of Designations as the "Common Stock"), the Conversion Ratio or any particular number of shares of Class A Common Stock shall remain in full force and effect except that such provisions shall henceforth reference the Class B Common Stock, the New Conversion Ratio or a number of shares of Class B Common Stock equal to 1,000 times the number of shares of Class A Common Stock previously mentioned, respectively, and the other terms of the Senior Convertible Preferred Certificate of Designations shall remain in full force and effect, except to the extent that they contradict the foregoing.


                                    ARTICLE V


            Unless and except to the extent that the By-laws shall so require, the election of directors of the Corporation need not be by written ballot.


                                   ARTICLE VI


            In furtherance and not in limitation of the powers conferred by law, the Board may make, alter and repeal the By-laws as provided therein.

                                   ARTICLE VII

            The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.


                                  ARTICLE VIII

            Section 8.1 Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

            Section  8.2     Indemnification and Insurance.

             (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgment, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in de-fending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.


             (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.


             (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.


             (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, said Nebco Evans Holding Company has caused this certificate to be sign, by its Executive Officer this 19th day of May, 1998.




                                          By: /s/ John V. Holten
                                                  John V. Holten
                                                  Chairman and Chief Executive
                                                  Officer

                                                                       EXHIBIT A


                           NEBCO EVANS HOLDING COMPANY


                     ---------------------------------------

                           CERTIFICATE OF DESIGNATION

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware


                     ---------------------------------------

                      8% Senior Convertible Preferred Stock


                     ---------------------------------------


            The undersigned, A. Petter 0stberg, Secretary of Nebco Evans Holding Company, a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY that the following resolution has been duly adopted by the Board of Directors of the
Corporation:

            RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the "Board of Directors") by the provisions of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), there hereby is created, out of the shares of Preferred Stock of the Corporation authorized in Article IV of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock of the Corporation consisting of 300 shares, which series shall have the following powers, designations, preferences and relative, participating, optional and other rights, and the following qualifications, limitations and restrictions (in addition to the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock):

             1. Designation and Amount. This series of Preferred Stock shall be 8% Senior Convertible Preferred Stock (the "Senior Convertible Preferred"), and the authorized number of shares constituting such series shall be 300. The liquidation preference of the Convertible Preferred shall be $10,000 per share, plus any accumulated and unpaid dividends as required pursuant to Section 3 hereof.

             2. Dividends. The holders of record of shares of Senior Convertible Preferred shall be entitled to receive when and as declared by the Board of Directors out of funds legally available therefor, cash dividends at the rate of $800 per share per annum, accruing and earned monthly, payable annually on January 15, in preference to and in priority over dividends upon the common stock or any other preferred stock of the Corporation (collectively, the "Junior Stock"). Dividends on each share of Senior Convertible Preferred shall accumulate, whether or not declared, from the date of its issuance. The holders of shares of Senior Convertible Preferred shall not be entitled to any dividends other than the cash dividend provided for in this Section 2. During any period when the Corporation has failed to pay a dividend on the Senior Convertible Preferred for any preceding annual period and until all unpaid dividends payable, whether or not declared, on the outstanding Senior Convertible Preferred shall have been paid in full or declared and set apart for payment, the Corporation shall not: (i) declare or pay dividends, or make any other distributions, on any shares of Junior Stock, other than dividends or distributions payable in Junior Stock, or (ii) redeem, purchase or otherwise acquire for consideration any shares of Junior Stock, other than redemptions, purchases or other acquisitions of shares of Junior Stock in exchange for any shares of Junior Stock.

             3. Liquidation. In the event of a liquidation, dissolution or winding up of the Corporation, the holders of shares of Senior Convertible Preferred shall be entitled to receive out of the assets of the Corporation an amount in cash equal to $10,000.00 per share, plus any accumulated and unpaid dividends thereon to the date fixed for distribution, in preference to and in priority over any such distribution upon shares of Junior Stock.

             4. Conversion. Holders of shares of Senior Convertible Preferred shall, after giving notice to the Corporation as required pursuant to this
      Section 4, be entitled to convert each such share into 0.8766 (the "Conversion Ratio") of a share of Class A Common Stock of the Corporation, par value $0.01 per share (the "Common Stock") (i) in the event of an initial registered public offering of the shares of Common Stock (an "IPO"), (ii) in the event of the acquisition of a majority of the outstanding shares of Common Stock by a person or entity other than (a) Nebco Evans Distributors, Inc. ("Distributors"), (b) a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Distributors or the Corporation (an "Affiliate") or (c) a successor or assign of Distributors or an Affiliate (any of (a) through (c), a "Sale," and, together with an IPO, an "Extraordinary Transaction"), or (iii) on January 15, 2004. If as of the date of the conversion there are any accrued but unpaid dividends on the outstanding Senior Convertible Preferred (including any monthly dividends that have accrued for the current annual period but are not otherwise payable until the end of the annual period), such dividends shall be paid in full to the holders of the Senior Convertible Preferred as of the date of Conversion. A holder of shares of Senior Convertible Preferred wishing to effect a conversion pursuant to Section 4(i) or 4(ii) hereof shall give notice to the Corporation of such holder's decision to exercise the conversion rights (a "Conversion Notice") at least twenty (20) days prior to the date on which the relevant Extraordinary Transaction is scheduled to occur, as set forth in the Corporation Notice issued pursuant to Section 9 hereof (such date, the "Announced Transaction Date"), unless such holder receives such Corporation Notice fewer than twenty-five (25) days prior to the Announced Transaction Date, in which case the Conversion Notice must be received by the Corporation at the earlier of (A) the day which is 5 days after the date on which such holder received the Corporation Notice or
      (B) 10 a.m. New York City time on the day before the Announced Transaction Date. Any conversion effected pursuant to Section 4(i) or 4(ii) hereof shall occur simultaneously with the consummation of the relevant Extraordinary Transaction, provided that in the event such Extraordinary Transaction does not occur within 120 days of the Announced Transaction Date, the holder of shares who issued the Conversion Notice shall have the right to rescind such notice by notification to the Corporation to that effect. Any Conversion effected pursuant to Section 4(iii) shall occur at 5 p.m. New York City time on January 15, 2004.

            In the event of a stock split or a declaration of a dividend payable in the common shares of the Corporation, the Conversion Ratio shall be equitably adjusted, but no adjustment shall be required in the event additional common shares of the Corporation are issued due to the exercise of stock options, warrants or pursuant to other arrangements or sales to third parties, other than as set forth below. In case the Corporation shall issue Common Stock (or options, rights or warrants to purchase shares of Common Stock) (collectively, "Options") or other securities convertible into or exchangeable or exercisable for shares of Common Stock (such other securities, collectively, "Convertible Securities") at a price per share (or having an effective exercise, exchange or conversion price per share together with the purchase price thereof) less than the Fair Market Value (as defined below) on the date such Common Stock (or Options or Convertible Securities) is sold or issued (provided that no sale of securities pursuant to an Extraordinary Transaction or any underwritten public offering shall be deemed to be for less than Fair Market Value), then in each such case the Conversion Ratio shall thereafter be adjusted by multiplying the Conversion Ratio immediately prior to the date of issuance of such Common Stock (or Options or Convertible Securities) by a fraction, the numerator of which shall be (x) the sum of (i) the number of shares of Common Stock on a fully diluted basis ("Common Share Equivalents") represented by all securities outstanding immediately prior to such issuance and (ii) the number of additional Common Share Equivalents represented by all securities so issued multiplied by (y) the Fair Market Value immediately prior to the date of such issuance, and the denominator of which shall be (x) the product of (A) the Fair Market Value immediately prior to the date of such issuance and (B) the number of Common Share Equivalents represented by all securities outstanding immediately prior to such issuance plus (y) the aggregate consideration received by the Corporation for the total number of securities so issued plus, (z) in the case of Options or Convertible Securities, the additional consideration required to be received by the Corporation upon the exercise, exchange or conversion of such securities; provided that no adjustment shall be required in respect of issuances of

      Common Stock (or options to purchase Common Stock) pursuant to stock option or other employee benefit plans in effect on the date hereof, or approved by the Board of Directors of the Corporation after the date hereof; provided further that in the event that issuances of Common Stock (or options to purchase Common Stock) after the date hereof pursuant to stock option or other employee benefit plans approved by the Board of Directors of the Corporation after the date hereof exceed in the aggregate eight (8) percent of the total Common Share Equivalents represented by all securities outstanding immediately subsequent to the issuance of the Senior Convertible Preferred (the "8 Percent Mark"), the Conversion Ratio shall be adjusted according to the formula set forth in Section 4 hereof for any such issuance in excess of the 8 Percent Mark. Notwithstanding anything herein to the contrary, (1) no further adjustment to the Conversion Ratio shall be made upon the issuance or sale of Common Stock pursuant to (x) the exercise of any Options or (y) the conversion or exchange of any Convertible Securities, if in each case the adjustment in the Conversion Ratio was made as required hereby upon the issuance or sale of such Options or Convertible Securities or no adjustment was required hereby at the time such Option or Convertible Security was issued, (2) no adjustment to the Conversion Ratio shall be made upon the issuance or sale of Common Stock upon the exercise of any Options existing on the date hereof, without regard to the exercise price thereof; and (3) no adjustment to the Conversion Ratio shall be made upon the issuance or sale of Common Stock (or Options or Convertible Securities) to any Person or group that, at the time of such issuance or sale, is not (A) an Affiliate or (B) a holder, directly or indirectly, of at least five percent (5%) of the outstanding equity securities of the Corporation, provided that this clause (B) shall be of no force or effect from and after an IPO. "Fair Market Value" as at any date of determination shall mean the fair market value of the Common Stock as determined in good faith by a nationally recognized firm of investment bankers reasonably acceptable to the Corporation and the holders of a majority of the outstanding shares of Senior Convertible Preferred (the fees for which shall be shared equally by the holders of the Senior Convertible Preferred and the Corporation); provided however that if, at any date of determination of the fair market value of the Common Stock, shares of Common Stock shall then be publicly traded, the fair market value shall be the market price of the Common Stock on such date.

            The Corporation shall, so long as any share of this Series is outstanding, reserve and keep available out of its authorized and unissued common shares sufficient number of shares of Common Stock required to effect conversion of all shares of this Series. The number of shares of Common Stock into which shares of Senior Convertible Preferred are convertible shall be rounded to the nearest whole share.

             5. Mandatory Redemption. On January 15, 2004 (the "Redemption Date"), all outstanding shares of Convertible Preferred shall be redeemed at a redemption price, payable in cash, equal to the per share liquidation preference thereof, plus, in each case, an amount equal to accrued and unpaid dividends thereon (whether or not earned or declared), if any, to the Redemption Date.

             6. Optional Redemption. If an Extraordinary Transaction has occurred or is to occur, a Corporate Notice has been given in accordance with Section 9 hereof and a Conversion Notice has not been given in the required time pursuant to Section 4 hereof, then, at the option of the Corporation, shares of Senior Convertible Preferred may be redeemed at any time as a whole or in part from time to time, at a redemption price, payable in cash, equal to the per share liquidation preference thereof, plus, in each case, an amount equal to accrued and unpaid dividends thereon (whether or not earned or declared) if any, to the date fixed for redemption.

             7. Voting Rights. No holder of shares of Senior Convertible Preferred shall be entitled to vote on any matters brought to a vote before the shareholders of the Corporation, except as otherwise provided herein or by the General Corporation Law of the State of Delaware.

             8. Consideration for Issuance of Shares. All shares of Convertible Preferred shall be deemed to be fully paid and nonassessable upon the issuance thereof.

             9. Notice of Holders of Certain Transactions. The Corporation shall cause a notice (the "Corporation Notice") to be mailed to the holders of record of shares of Senior Convertible Preferred at their respective addresses as the same shall appear on the books of the Corporation, in case:

                   a. The Corporation shall declare a dividend (or any other distribution) on its common stock;

                   b. Of any reclassification of capital stock of the
            Corporation or of any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation;

                   c. Of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

                   d.    Of an Extraordinary Transaction.

            Such Corporation Notice shall be mailed at least twenty (20) days prior to the applicable record date or other date hereinafter referred to, and in the case of an Extraordinary Transaction, by the later of (i) sixty
      (60) days prior to the date on which the Extraordinary Transaction is then scheduled to occur or (ii) within two (2) days after such time as the Board of Directors resolves to pursue the Extraordinary Transaction. The Corporation Notice shall specify (A) the date on which a record is to be taken for the purpose of such dividend, redemption, distribution of rights or, if a record is not to be taken, the date as of which the holders of shares of common stock of record to be entitled to such dividend, distribution, redemption or rights are to be determined, (B) the date on which, in connection with such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up or other Extraordinary Transaction, it is expected that holders of shares of common stock of record shall be entitled to exchange their shares of common stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, and (iii) the date on which an Extraordinary Transaction is scheduled to occur. Any Corporation Notice delivered in connection with an Extraordinary Transaction shall be accompanied by any proxy materials provided to holders of Common Stock at such time as such materials are so provided.

             10. No Other Rights. The shares of Senior Convertible Preferred shall not have any relative, participating, optional or other special rights or powers other than as set forth above and in the Certificate of Incorporation.

             11. Certificates. Each certificate for shares of Convertible Preferred shall bear a legend incorporating a certified copy of this Resolution which shall be authenticated by the President or Vice President of the Corporation and appended to each such certificate.

             12. Senior Stock. The Corporation shall not issue or create Senior Stock without the consent of the holders of Senior Convertible Preferred.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by A. Petter 0stberg, its Secretary, this 20th day of November, 1996.

                                    NEBCO EVANS HOLDING COMPANY


                                    By:  /s/ A. Petter 0stberg
                                             A. Petter 0stberg

                                                                       EXHIBIT B




                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                    AND RELATIVE, PARTICIPATING, OPTIONAL AND
                        OTHER SPECIAL RIGHTS OF PREFERRED
                      STOCK AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                                       OF

                     11 1/4% SENIOR REDEEMABLE EXCHANGEABLE
                            PREFERRED STOCK DUE 2008

                                       OF

                           NEBCO EVANS HOLDING COMPANY

                            -------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware
                            _________________________


     Nebco Evans Holdings Company (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, certifies that pursuant to the authority contained in Article IV of its Amended and Restated Certificate of Incorporation, as amended to date (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors, by unanimous written consent dated February 27, 1998 duly approved and adopted the following resolution (this "Certificate of Designations") which resolution remains in full force and effect on the date hereof:

     RESOLVED, that pursuant to the authority vested in the Board of Directors by the Amended and Restated Certificate of Incorporation, as amended, the Board of Directors does hereby designate, create, authorize and provide for the issue of 11 1/4% Senior Redeemable Exchangeable Preferred Stock due 2008 (the "Preferred Stock"), par value $0.01 per share, with a liquidation preference of $100 per share, consisting of 8,000,000 shares of Preferred Stock: (i) 2,500,000 of which will be issued on March 6, 1998 and (ii) 5,500,000 shares to be reserved for future issuance if the Company elects to pay dividends on the Preferred Stock in additional shares of Preferred Stock in accordance with the terms of the Certificate of Designations. Pursuant to the terms of the Certificate of Designations the Corporation may exchange the Preferred Stock for shares of new 11 1/4% Senior Redeemable Exchangeable Preferred Stock due 2008 (the "New Preferred Stock" and, together with the Preferred Stock, the "Exchangeable Preferred Stock"), provided that no shares of the New Preferred Stock may be issued, except upon the surrender and cancellation of such number of shares of the Preferred Stock having an aggregate Liquidation Preference equal to the aggregate Liquidation Preference of the shares of the New Preferred Stock so issued. The Exchangeable Preferred Stock shall have the following powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

         1.       CERTAIN DEFINITIONS

     Unless the context otherwise requires, the terms defined in this Section 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this Certificate of Designations, beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

     "Applicable Redemption Price" means a price per share equal to the following redemption prices specified below (expressed as percentages of the Liquidation Preference thereof), plus, in each case, without duplication, accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial dividend period) and Liquidated Damages, if any, thereon to the date of redemption if redeemed during the 12-month period commencing on March 1 of each of the years set forth below:

                2003................................... 105.625%
                2004................................... 103.750%
                2005 .................................. 101.875%
                2006 and thereafter.................... 100.000%

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices and other than a Receivables Transaction (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 8 hereof and/or
Section 14 and not by the provisions of Section 9 hereof), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $3.0 million or (b) for net proceeds in excess of $3.0 million.

Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, and (iii) a Restricted Payment that is permitted by Section 11 hereof will not be deemed to be Asset Sales.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days or on demand for underlying securities of the types described in clauses
(ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating at acquisition obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) securities quoted by the Nasdaq National Market or listed on a United States, Canadian or Western European national securities exchange.

     "Certificated Securities" has the meaning set forth in Section 25 below.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act) other than the Principals or their Related Parties (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares), (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors or (v) the Company consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

     "Change of Control Offer" has the meaning set forth in Section 8 below.

     "Change of Control Payment" has the meaning set forth in Section 8 below.

     "Change of Control Payment Date" has the meaning set forth in Section 8 below.

     "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Closing Date" means the date on which shares of Preferred Stock are first issued.

     "Commission" means the Securities and Exchange Commission.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, plus (v) projected quantifiable improvements in operating results (on an annualized basis) due to cost reductions calculated in good faith by the Company or one of its Restricted Subsidiaries, as evidenced by (A) in the case of cost reductions of less than $10.0 million, an Officers' Certificate delivered to the Trustee and (B) in the case of cost reductions of $10.0 million or more, a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee, minus
(vi) non-cash items increasing such Consolidated Net Income for such period. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries for purposes of Section 12 hereof.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Closing Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Credit Agent" means the Bank of America, in its capacity as Administrative Agent for the lenders party to the New Credit Facility or any successor thereto or any person otherwise appointed.

     "Depositary" has the meaning set forth in Section 25(a) below.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Preferred Stock mature; provided, however, that any Capital Stock that would not qualify as Disqualified Stock but for change of control provisions shall not constitute Disqualified Stock if the provisions are not more favorable to the holders of such Capital Stock than the provisions under Section 8 hereof applicable to the Holders of the Preferred Stock.

     "Dividend Payment Date" has the meaning set forth in Section 3 below.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

     "Exchange Debentures" means the Company's 11 1/4% Subordinated Exchange Debentures due 2008 issuable in exchange for the Company's Exchangeable Preferred Stock pursuant to Section 5.

     "Exchange Debenture Indenture" means that certain indentures under which the Exchange Debentures would be issued and which shall be substantially in the form approved by the Board of Directors, a form of which is attached hereto as Exhibit B.

     "Exchange Debenture Trustee" means the trustee under the Exchange Debenture Indenture.

     "Exchange Offer" means the exchange offer of the Preferred Stock for the New Preferred Stock, or, if the Preferred Stock is exchanged for Exchange Debentures in accordance with the provisions of the Certificate of Designations, the exchange offer of the Exchange Debentures for the New Exchange Debentures, as applicable, pursuant to the Registration Rights Agreement.

     "Executive Officer" means any officer of the Company that would be deemed to be an "executive officer" within meaning of the rules and regulations of the Commission.

     "Existing Indebtedness" means the Indebtednesss outstanding in respect of the Senior Discount Notes and all other Indebtedness of the Company and its Subsidiaries in existence on the Closing Date.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Closing Date.

     "Global Certificates" has the meaning set forth in Section 25(a) below.

     "Global Certificate Holder" has the meaning set forth in Section 25(a) below.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency rates.

     "Holder" means the record holder of one or more shares of Exchangeable Preferred Stock, as shown on the books and records of the Transfer Agent.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 11 hereof.

     "Junior Securities" has the meaning set forth in Section 2 below.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Liquidation Preference" means $100 per share of Exchangeable Preferred Stock.

     "Mandatory Redemption Date" has the meaning set forth in Section 5 below.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "New Credit Facility" means that certain Credit Facility, dated as of July 11, 1997, by and among AmeriServe and Bank of America, providing for up to $150.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

     "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 20 hereof.

     "Parity Securities" has the meaning set forth in Section 2 below.

     "Paying Agent" has the meaning set forth in Section 2(c) below.

     "Preferred Stock" for any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Permitted Investments" means (a) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company that is engaged in a Permitted Business; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company that is engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company that is engaged in a Permitted Business; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 9 hereof; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) loans and advances made after the Closing Date to Holberg Industries, Inc. not to exceed $12.0 million at any time outstanding; and (g) other Investments made after the Closing Date in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (g) that are at the time outstanding, not to exceed $12.0 million.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) except for Indebtedness used to extend, refinance, renew, replace, defease or refund the New Credit Facility, the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including, without limitation, any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

     "Principals" means Holberg Industries, Inc., John V. Holten, Orkla, Nebco Evans Distributors, Inc. and DLJ Merchant Banking, L.P.

     "Public Equity Offering" means a public offering of Equity Interests (other than Disqualified Stock) of (i) the Company; or (ii) Holberg.

     "Receivables" means, with respect to any Person or entity, all of the following property and interests in property of such Person or entity, whether now existing or existing in the future or hereafter acquired or arising: (i) accounts, (ii) accounts receivable incurred in the ordinary course of business, including without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services no matter how evidenced, whether or not earned by performance, (iii) all rights to any goods or merchandise represented by any of the foregoing after creation of the foregoing, including, without limitation, returned or repossessed goods, (iv) all reserves and credit balances with respect to any such accounts receivable or account debtors, (v) all letters of credit, security, or guarantees for any of the foregoing, (vi) all insurance policies or reports relating to any of the foregoing, (vii) all collection or deposit accounts relating to any of the foregoing, (viii) all proceeds of the foregoing and (ix) all books and records relating to any of the foregoing.

     "Receivables Subsidiary" means an Unrestricted Subsidiary exclusively engaged in Receivables Transactions and activities related thereto; provided, however, that (i) at no time shall the Company and its Subsidiaries have more than one Receivables Subsidiary and (ii) all Indebtedness or other borrowings of such Unrestricted Subsidiary shall be Non-Recourse Debt.

     "Receivables Transaction" means (i) the sale or other disposition to a third party of Receivables or an interest therein, or (ii) the sale or other disposition of Receivables or an interest therein to a Receivables Subsidiary followed by a financing transaction in connection with such sale or disposition of such Receivables (whether such financing transaction is effected by such Receivables Subsidiary or by a third party to whom such Receivables Subsidiary sells such Receivables or interests therein); provided that in each of the foregoing, the Company or its Subsidiaries receive at least 80% of the aggregate principal amount of any Receivables financed in such transaction.

     "Related Party" with respect to any Principal means (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) or trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Discount Note Indenture" means the indenture relating to the Senior Discount Notes.

     "Senior Discount Notes" means the Company's 12 3/8% Senior Discount Notes due 2007.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Closing Date.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Transfer Agent" means the entity designated from time to time by the Company to act as the registrar and transfer agent for the Exchangeable Preferred Stock.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

     "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Transfer Agent by filing with the Transfer Agent a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 11 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Certificate of Designations and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 12 hereof, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 12 hereof, and (ii) no Voting Rights Triggering Event would be in existence following such designation.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

          2. RANKING

     The Preferred Stock will, with respect to dividends and rights on the liquidation, winding-up and dissolution of the Company, rank (i) senior to each class of capital stock of the Company outstanding or established after the Issue Date by the Board of Directors of the Company the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Preferred Stock as to dividends and rights on the liquidation, winding-up and dissolution of the Company (collectively referred to, together with the common stock of the Company, as "Junior Securities") and (ii) subject to certain conditions, on a parity with each other class of preferred stock established after the Issue Date by the Board of Directors of the Company the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividends and rights on the liquidation, winding-up and dissolution of the Company (collectively referred to as the "Parity Securities"). The Company may not authorize or issue any Parity Securities (other than additional Preferred Stock issued as dividends on the Preferred Stock and the New Preferred Stock) without the approval of the holders of at least a majority of the Preferred Stock then outstanding, voting or consenting as a separate class.


     3. DIVIDENDS

     The holders of shares of the Preferred Stock are entitled to receive, whether or not dividends are declared by the Board of Directors out of funds of the Company, cumulative preferential dividends from the Issue Date of the Preferred Stock accruing at a rate of 11 1/4% per annum quarterly from the date of issuance, payable per share on March 1, June 1, September 1, and December 1, or, if any such date is not a Business Day, on the next succeeding Business Day (each, a "Dividend Payment Date"), to the holders of record as of the next preceding February 15, May 15, August 15 and November 15, (each, a "Record Date"). Dividends may be paid, at the Company's option, in cash or by the issuance of additional shares of Preferred Stock (including fractional shares) having an aggregate Liquidation Preference equal to the amount of such dividends. The issuance of such additional shares of Preferred Stock will constitute "payment" of the related dividend for all purposes of the Certificate of Designations. The first dividend payment of Preferred Stock will be payable on June 1, 1998. Dividends payable on the Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months and will be deemed to accrue on a daily basis.

     Dividends on the Preferred Stock will accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate. In the event that dividends on the Preferred Stock are in arrears and unpaid for three or more quarterly dividend periods (whether or not consecutive), holders of Preferred Stock will be entitled to certain voting rights pursuant to Section 4 hereof. The Company shall take all actions required or permitted under the Delaware General Corporation Law (the "DGCL") to permit the payment of dividends on the Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with the DGCL, to make or keep funds legally available for the payment of dividends.

     Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record of Preferred Stock on such date, not more than forty-five (45) days prior to the payment thereof, as may be fixed by the Board of Directors of the Company.

     No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Preferred Stock. No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid (or are deemed declared and paid) in full or declared and, if payable in cash, a sum in cash sufficient for such payment set apart for such payment on the Preferred Stock. If full dividends are not so paid, the Preferred Stock will share dividends pro rata with the Parity Securities. So long as any Preferred Stock is outstanding and unless and until full cumulative dividends have been paid (or are deemed paid) in full on the Preferred Stock: (i) no dividend (other than a dividend payable solely in shares of additional Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities; (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Securities, other than a distribution consisting solely of Junior Securities; (iii) no shares of Parity

Securities or Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior Securities) by the Company or any of its Subsidiaries; (iv) no warrants, rights, calls or options to purchase any Parity Securities or Junior Securities shall be directly or indirectly issued by the Company or any of its Subsidiaries; and (v) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Parity Securities or Junior Securities by the Company or any of its Subsidiaries. Holders of the Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.


     4. VOTING RIGHTS; AMENDMENT

     Holders of record of shares of the Preferred Stock shall have no voting rights, except as required by law and as provided herein. Upon (a) the accumulation of accrued and unpaid dividends on the outstanding Preferred Stock in an amount equal to three or more quarterly dividend periods (whether or not consecutive) in the aggregate; (b) the failure of the Company to make, pursuant to any required Change of Control Offer or mandatory redemption obligation with respect to the Preferred Stock or (c) the failure of the Company to comply with any of the other covenants or agreements set forth in the Certificate of Designations and the continuance of such failure for 30 consecutive days or more after receipt of notice of such failure from the holders of at least 25% of the Preferred Stock then outstanding, then the holders of a majority of the outstanding shares of Preferred Stock and New Preferred Stock, with the holders of shares of any Parity Securities, issued after the Closing Date, upon which the voting rights have been conferred and are exercisable, voting as a single class, will be entitled to elect lesser of the two directors or that number of directors constituting at least 25% of the Company's Board of Directors (each of the events described in clauses (a), (b) and (c) being referred to herein as a "Voting Rights Triggering Event"). The voting rights provided for herein shall be the holder's exclusive remedy at law or in equity.

     The Company shall not, without the approval of the holders of at least a majority of the Preferred Stock then outstanding amend, alter or repeal any of the provisions of the Company's Certificate of Incorporation (including this Certificate of Designations) or the bylaws of the Company so as to affect adversely the powers, preferences or rights of the holders of the Preferred Stock or reduce the time for any notice to which the holders of the Preferred Stock may be entitled. Subject to Section 2 hereof, an amendment of the Company's Certificate of Incorporation to authorize or create, or to increase the amount of Junior Securities or Parity Securities shall not be deemed to affect adversely the powers, preferences or rights of the holders of the Preferred Stock.

     5. EXCHANGE

     The Company may, at its option, on any Dividend Payment Date, exchange, in whole, but not in part, the then outstanding shares of Preferred Stock for Exchange Debentures with a principal amount equal to the liquidation preference of the Preferred Stock; provided that (i) on the date of such exchange there are no accumulated and unpaid dividends and Liquidated Damages, if any, on the Preferred Stock (including the dividend payable on such date) or other contractual impediments to such exchange; (ii) there shall be legally available funds sufficient therefor; (iii) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Senior Discount
Note Indenture) would exist under the Senior Discount Note Indenture with respect to the Senior Discount Notes or would be caused thereby; (iv) the Exchange Indenture (as defined) has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), if such qualification is required at the time of exchange; and (v) the Company shall have delivered a written opinion to the Trustee (as defined herein) to the effect that all conditions to be satisfied prior to such exchange have been satisfied.

     Upon any exchange pursuant to the preceding paragraph, holders of outstanding Preferred Stock will be entitled to receive, subject to the second succeeding sentence of this paragraph, $1.00 principal amount of Exchange Debentures for each $1.00 of the aggregate Liquidation Preference, plus, without duplication, accrued and unpaid dividends, plus any additional Exchange Debentures issued from time to time in lieu of cash interest, of Preferred Stock held by them. The Exchange Debentures will be issued in registered form, without coupons and will contain terms substantially similar to the Company's outstanding Senior Discount Notes. The Exchange Debentures will be issued in principal amounts of $1,000 and integral multiples thereof to the extent possible, and will also be issuable in principal amounts less than $1,000 so that each holder of Preferred Stock will receive certificates representing the entire amount of Exchange Debentures to which such holder's shares of Preferred Stock entitle such holder; provided that the Company may pay cash in lieu of issuing an Exchange Debenture having a principal amount less than $1,000. Notice of the intention to exchange will be sent by or on behalf of the Company not more than 60 days nor less than 30 days prior to the Exchange Date, by first class mail, postage prepaid, to each holder of record of Preferred Stock at its registered address. In addition to any information required by law or by the applicable rules of any exchange upon which Preferred Stock may be listed or admitted to trading, such notice will state: (i) the date of exchange (the "Exchange Date"); (ii) the place or places where certificates for such shares are to be surrendered for exchange, including any procedures applicable to exchanges to be accomplished through book-entry transfers; and (iii) that dividends on the shares of Preferred Stock to be exchanged will cease to accrue on the Exchange Date. If notice of any exchange has been properly given, and if on or before the Exchange Date the Exchange Debentures have been duly executed and authenticated and deposited with the Transfer Agent, then on and after the close of business on the Exchange Date, the shares of Preferred Stock to be exchanged will no longer be deemed to be outstanding and may thereafter be issued in the same manner as the other authorized but unissued preferred stock, but not as Preferred Stock, and all rights of the holders thereof as stockholders of the Company will cease, except the right of the holders to receive upon surrender of their certificates the Exchange Debentures and all accrued interest, if any, thereon.

     6. REDEMPTION

     Mandatory Redemption

     On the Mandatory Redemption Date, the Company will be required to redeem (subject to the legal availability of funds therefor) all outstanding shares of Preferred Stock at a price in cash equal to the Liquidation Preference thereof, plus accrued and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial Dividend Period) and Liquidated Damages, if any, to the date of redemption. The Company will not be required to make sinking fund payments with respect to the Preferred Stock. The Company shall take all actions required or permitted under Delaware law to permit such redemption.

     Optional Redemption

     The Preferred Stock may be redeemed, in whole or in part, at the option of the Company on or after March 1, 2003, at the Applicable Redemption Price at such time, together with accrued and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial dividend period) and Liquidated Damages, if any, to the date of redemption, upon not less than 30 nor more than 60 days' prior written notice.

     Notwithstanding the foregoing, at any time the Company may, at its option, redeem in whole or in part, outstanding shares of the Preferred Stock at a price per share of $109.00, plus accrued and unpaid dividends to the redemption date with the net cash proceeds from one or more Public Equity Offerings; provided that any such redemption shall occur within 45 days of the date of the closing of such Public Equity Offerings.

     7. LIQUIDATION RIGHTS

Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company or reduction or decrease in its capital stock resulting in a distribution of assets to the holders of any class or series of the Company's capital stock, each holder of shares of the Preferred Stock will be entitled to payment out of the assets of the Company available for distribution of an amount equal to the Liquidation Preference per share of Preferred Stock held by such holder, plus accrued and unpaid dividends and Liquidated Damages, if any, to the date fixed for liquidation, dissolution, winding-up or reduction or decrease in capital stock, before any distribution is made on any Junior Securities, including, without limitation, common stock of the Company. After payment in full of the Liquidation Preference and all accrued dividends and Liquidated Damages, if any, to which holders of Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Preferred Stock and all other Parity Securities are not paid in full, the holders of the Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference and accumulated and unpaid dividends and Liquidated Damages to which each is entitled. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company or reduction or decrease in capital stock, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding-up of the business of the Company or reduction or decrease in capital stock.

     8. CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, the Company shall make an offer (the "Change of Control Offer") to each holder of shares of Preferred Stock to repurchase all or any part (but not, in the case of any holder requiring the Company to purchase less than all of the shares of Preferred Stock held by such holder, any fractional shares) of such holder's Preferred Stock at an offer price in cash equal to 101% of the aggregate Liquidation Preference thereof plus, without duplication, all accrued and unpaid dividends per share to the date of purchase (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the date of purchase (as defined below) to the date of purchase) (the "Change of Control Payment"); provided that the Company shall not be required to repurchase or redeem any shares of Preferred Stock pursuant to the foregoing provision prior to the Company's repurchase of any Senior Discount Notes that are required to be repurchased pursuant to the Change of Control covenant in the Senior Discount
Note Indenture.

     Prior to complying with the foregoing paragraph, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of the Preferred Stock required by this covenant.

     Within 30 days following any Change of Control, the Company shall mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Preferred Stock on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Certificate of Designations and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Preferred Stock as a result of a Change of Control.

     The Change of Control provisions described above shall be applicable whether or not any other provisions hereof are applicable.

     The Company shall not be required to make a Change of Control Offer to the holders of Preferred Stock upon a Change of Control if a third party makes the Change of Control Offer described above in the manner, at the times and otherwise in compliance with the requirements set forth and purchases all shares of Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

     9. ASSET SALES

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale other than transfers of Receivables to a Receivables Subsidiary in connection with a Receivables Transaction unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Preferred Stock or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, to permanently repay Indebtedness, the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may invest such Net Proceeds in any manner that is not prohibited by the Certificate of Designations. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company will be required to make an offer to all holders of Preferred Stock (an "Asset Sale Offer") to purchase the maximum principal amount of Preferred Stock that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Preferred Stock tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate liquidation preference of Preferred Stock surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Preferred Stock to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.


     10. REMEDIES FOR BREACH OF COVENANTS

     The sole remedy to holders of Preferred Stock in the event of a breach of any of the following covenants, including Section 6 hereof, will be the voting rights arising from Section 4 hereof and such breach by the Company will not cause any action taken by the Company to be invalid or unauthorized under its charter documents.

     11. RESTRICTED PAYMENTS

     From and after the Issue Date, the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Junior Securities (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Junior Securities of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Junior Securities of the Company or any direct or indirect parent of the Company; or (iii) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

               (a) no Voting Rights Triggering Event shall have occurred and be continuing or would occur as a consequence thereof;

               (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 12 hereof; and

               (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Subsidiaries after March 6, 1998 (excluding Restricted Payments permitted by clause (ii) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after March 6, 1998 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the Issue Date of Junior Securities of the Company, plus
          (iii) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and
          (B) the initial amount of such Restricted Investment plus (iv) if any Unrestricted Subsidiary (A) is redesignated as a Restricted Subsidiary, the fair market value of such redesignated Subsidiary (as determined in good faith by the Board of Directors) as of the date of its redesignation or (B) pays any cash dividends or cash distributions to the Company or any of its Restricted Subsidiaries, 50% of any such cash dividends or cash distributions made after the Issue Date.

     The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions here; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Junior Securities of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale or issuance (other than to a Restricted Subsidiary of the Company) of, other Junior Securities of the Company; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph;
(iii) the defeasance, redemption, repurchase or other acquisition of Junior Securities with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis; (v) the declaration or payment of dividends to Holberg for expenses incurred by Holberg in its capacity as a holding company that are attributable to the operations of the Company and its Restricted Subsidiaries, including, without limitation, (a) customary salary, bonus and other benefits payable to officers and employees of Holberg, (b) fees and expenses paid to members of the Board of Directors of Holberg, (c) general corporate overhead expenses of Holberg, (d) foreign, federal, state or local tax liabilities paid by Holberg,
(e) management, consulting or advisory fees paid to Holberg not to exceed $1.0 million in any fiscal year, and (f) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or Holberg held by any member of the Company's (or any of their Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the Issue Date; provided, however, the aggregate amount paid pursuant to the foregoing clauses (a) through
(f) does not exceed $10.0 million in any fiscal year; (vii) Investments in any Person (other than the Company or a Wholly-Owned Restricted Subsidiary) engaged in a Permitted Business in an amount not to exceed $7.0 million; (viii) other Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (viii) that are at that time outstanding, not to exceed $3.0 million; (ix) Permitted Investments; (x) payments to Holberg pursuant to the tax sharing agreement among Holberg and other members of the affiliated corporations of which Holberg is the common parent, and (xi) other Restricted Payments in an aggregate amount not to exceed $15.0 million.

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Voting Rights Triggering Event; provided that in no event shall the business currently operated by any Subsidiary Guarantor be transferred to or held by an Unrestricted Subsidiary. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation (as determined in good faith by the Board of Directors). Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by Section 11 hereof were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.


     12. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of Preferred Stock; provided, however that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Company's Fixed Charge Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including pro forma application of the net proceeds therefrom), as if such Indebtedness had been incurred, or such Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

     (i) the incurrence by the Restricted Subsidiaries of the Company of term Indebtedness under the New Credit Facility; provided that the aggregate principal amount of all term Indebtedness outstanding under the New Credit Facility after giving effect to such incurrence does not exceed the aggregate amount of term Indebtedness borrowed under the New Credit Facility on the date of the Indenture less the aggregate amount of all repayments, optional or mandatory, of the principal of any Indebtedness under the New Credit Facility (other than repayments that are immediately reborrowed) that have been made since the Issue Date; provided, that the foregoing proviso shall not apply to Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (i);

     (ii) the incurrence by the Restricted Subsidiaries of the Company of revolving credit Indebtedness and letters of credit pursuant to the New Credit Facility; provided that the aggregate principal amount of all revolving credit Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Restricted Subsidiaries of the Company thereunder) outstanding under the New Credit Facility after giving effect to such incurrence does not exceed the aggregate amount of term Indebtedness borrowed under the New Credit Facility on the Issue Date; provided, that the foregoing proviso shall not apply to Permitted Refinancing Indebtedness incurred to refinance or replace any Indebtedness incurred pursuant to this clause (ii);

     (iii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

     (iv) the incurrence by the Company of Indebtedness represented by the Exchange Debentures issuable in accordance with the terms of the Certificate of Designations;

     (v) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary (whether through the direct purchase of assets or the Capital Stock of any Person owning such Assets), in an aggregate principal amount not to exceed $150 million;

     (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Company or one of its Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of its Subsidiaries; provided further that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (vi), does not exceed $7.0 million;

     (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that was permitted by the Certificate of Designations to be incurred;

     (viii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

     (ix) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging currency risk or interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Certificate of Designations to be outstanding;

     (x) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

     (xi) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company;

     (xii) Asset Sales in the form of Receivables Transactions;

     (xiii) Indebtedness incurred by the Company any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation to letters of credit in respect to workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims' provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

     (xiv) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, asset or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability of all such Indebtedness shall at no time exceed 50% of the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

     (xv) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

     (xvi) guarantees incurred in the ordinary course of business in an aggregate principal amount not to exceed $7.0 million at any time outstanding; and

     (xvii) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness, including Attributable Debt incurred after the Issue Date, in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (xvii), not to exceed $30.0 million.

     For purposes of determining compliance with this Section 12, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xvii) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

     13. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or
(2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the Issue Date, (b) the New Credit Facility as in effect as of the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive in the aggregate (as determined by the Credit Agent in good faith) with respect to such dividend and other payment restrictions than those contained in the New Credit Facility as in effect on the Issue Date, (c) this Certificate of Designations, the Preferred Stock, the New Preferred Stock, the Exchange Debentures and the New Exchange Debentures (if issued), (d) any applicable law, rule, regulation or order, (e) any instrument governing Indebtedness or Capital

Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Certificate of Designations to be incurred, (f) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) Permitted Refinancing Indebtedness, provided that the material restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, (i) contracts for the sale of assets, including without limitation customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, and (j) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.


     14. MERGER, CONSOLIDATION OR SALE OF ASSETS

     The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;
(ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Preferred Stock and the Certificate of Designations; (iii) immediately after such transaction no Voting Rights Triggering Event exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 12 hereof.

     15. TRANSACTIONS WITH AFFILIATES

     The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction") involving consideration in excess of $5.0 million unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Transfer Agent (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $7.5 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving either aggregate consideration in excess of $15.0 million or an aggregate consideration in excess of $10.0 million where there are no disinterested members of the Board of Directors, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that the following shall not be deemed Affiliate
Transactions: (q) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (r) transactions between or among the Company and/or its Restricted Subsidiaries,
(s) Permitted Investments and Restricted Payments that are permitted by Section 11 hereof, (t) customary loans, advances, fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultant of the Company or any of its Restricted Subsidiaries, (u) annual management fees paid to Holberg Industries, Inc. not to exceed $10.0 million in any one year,
(v) transactions pursuant to any contract or agreement in effect on the Issue Date of the Certificate of Designations as the same may be amended, modified or replaced from time to time so long as any such amendment, modification or replacement is no less favorable to the Company and its Restricted Subsidiaries than contract or agreement as in effect on the Issue Date or is approved by a majority of the disinterested directors of the Company, (w) transactions between the Company or its Restricted Subsidiaries on the one hand, and Holberg on the other hand, involving the provision of financial or advisory services by Holberg; provided that fees payable to Holberg do not exceed the usual and customary fees for similar services, (x) transactions between the Company or its Restricted Subsidiaries on the one hand, and Donaldson, Lufkin & Jenrette Securities Corporation or its Affiliates ("DLJ") on the other hand, involving the provision of financial, advisory, placement or underwriting services by DLJ; provided that fees payable to DLJ do not exceed the usual and customary fees of DLJ for similar services, (y) the insurance arrangements between the Company and its Subsidiaries and an Affiliate of Holberg that are not less favorable to the Company or any of its Subsidiaries than those that are in effect on the date hereof provided such arrangements are conducted in the ordinary course of business consistent with past practices; and (z) payments under the tax sharing agreement among Holberg and other members of the affiliated group of corporations of which it is the common parent.

16. SALE AND LEASEBACK TRANSACTIONS

     The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if (i) the Company could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to Section 12 hereof,
(ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and
(iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with,
Section 9 hereof.

     17. LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY OWNED RESTRICTED SUBSIDIARIES

     The Company (i) will not, and will not permit any Wholly Owned Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 9 hereof and (ii) will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

     18. BUSINESS ACTIVITIES

     The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

     19. REPORTS

     Whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any Preferred Stock, New Preferred Stock, Exchange Debentures or New Exchange Debentures (if issued) are outstanding, the Company will furnish to the holders of Preferred Stock, New Preferred Stock, Exchange Debentures or New Exchange Debentures, as applicable,
(i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Preferred Stock New Preferred Stock, Exchange Debentures or New Exchange Debentures, as the case may be, remain outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.


     20. OFFICERS' CERTIFICATE

     Each Officers' Certificate provided for in this Certificate of Designations shall include:

          a. a statement that the Officers making such certificate or opinion have read such covenant or condition;

          b. a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          c. a statement that, in the opinion of each such Officer, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          d. a statement as to whether or not, in the opinion of each such Officer, such condition or covenant has been satisfied.

     21. PAYMENT

     a. All amounts payable in cash with respect to the Exchangeable Preferred Stock shall be payable in United States dollars at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of dividends (if any) may be made by check mailed to the Holders of the Exchangeable Preferred Stock at their respective addresses set forth in the register of Holders of Exchangeable Preferred Stock maintained by the Transfer Agent; provided that all cash payments with respect to the Global Shares (as defined below) and shares of Exchangeable Preferred Stock the Holders of which have given wire transfer instructions to the Company shall be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

     b. Any payment on the Exchangeable Preferred Stock due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date.

     c. The Company has initially appointed the Transfer Agent to act as the "Paying Agent." The Company may at any time terminate the appointment of any Paying Agent and appoint additional or other Paying Agents; provided that until the Exchangeable Preferred Stock has been delivered to the Company for cancellation, or moneys sufficient to pay the Liquidation Preference of the Exchangeable Preferred Stock plus, without duplication, accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial Dividend Period) and Liquidated Damages, if any, on the Exchangeable Preferred Stock shall have been made available for payment and either paid or returned to the Company as provided in this Certificate of Designations, the Company shall maintain an office or agency in the Borough of Manhattan, The City of New York for surrender of Exchangeable Preferred Stock for payment and exchange.

     d. Dividends payable on the Exchangeable Preferred Stock on any redemption date or repurchase date that is a Dividend Payment Date shall be paid to the Holders of record as of the immediately preceding Record Date.

     e. All moneys and shares of Exchangeable Preferred Stock deposited with any Paying Agent or then held by the Company in trust for the payment of the Liquidation Preference and accumulated and unpaid dividends and Liquidation Damages, if any, on any shares of Exchangeable Preferred Stock which remain unclaimed at the end of two years after such payment has become due and payable shall be repaid to the Company, and the Holder of such shares of Exchangeable Preferred Stock shall thereafter look only to Company for payment thereof.

     22. EXCLUSION OF OTHER RIGHTS

     Except as may otherwise be required by law, the shares of Exchangeable Preferred Stock shall not have any powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations (as this Certificate of Designations may be amended from time to time) and in the Certificate of Incorporation. The shares of Exchangeable Preferred Stock shall have no preemptive or subscription rights.

     23. HEADINGS OF SUBDIVISIONS

     The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     24. SEVERABILITY OF PROVISIONS

     If any powers, preferences and relative, participating, optional and other special rights of the Exchangeable Preferred Stock and the qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as it may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other powers, preferences and relative, participating, optional and other special rights of the Exchangeable Preferred Stock and the qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable powers, preferences and relative, participating, optional and other special rights of the Exchangeable Preferred Stock and the qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no powers, preferences and relative, participating, optional or other special rights of the Exchangeable Preferred Stock and the qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such powers, preferences and relative, participating, optional or other special rights of Exchangeable Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.


     25. FORM OF EXCHANGEABLE PREFERRED STOCK

     (a) The Exchangeable Preferred Stock shall initially be issued in the form of one or more Global Certificates ("Global Certificates"). The Global Certificates shall be deposited on the Closing Date with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to as the "Global Certificate Holder").

     (b) The Exchangeable Preferred Stock offered and sold in reliance on Rule 144A shall be issued initially in the form of a Rule 144A Global Certificate (the "Rule 144A Global Certificate"). Exchangeable Preferred Stock offered and sold in reliance on Regulation S shall be issued initially in the form of a Regulation S Temporary Global Certificate (the "Regulation S Temporary Global Certificate"), which shall be deposited on behalf of the purchasers with the Transfer Agent, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary. Following the termination of the 40-day Restricted Period (as defined in Rule
144A), beneficial interests in the Regulation S Temporary Global Certificate shall be exchanged for beneficial interests in a Regulation S Permanent Global Certificate pursuant to the applicable procedures of the Depositary.

     (c) So long as the Global Certificate Holder is the registered owner of any Exchangeable Preferred Stock, the Global Certificate Holder shall be considered the sole holder under this Certificate of Designations of the shares of Exchangeable Preferred Stock evidenced by the Global Certificate. Beneficial owners of shares of Exchangeable Preferred Stock evidenced by the Global Certificate shall not be considered the owners or holders thereof under this Certificate of Designations for any purpose.

     (d) Payments in respect of the Liquidation Preference of and accumulated and unpaid dividends and Liquidated Damages, if any, on any Exchangeable Preferred Stock registered in the name of the Global Certificate Holder on the applicable record date shall be payable by the Company to or at the direction of the Global Certificate Holder in its capacity as the registered holder under this Certificate of Designations. The Company may treat the persons in whose names Exchangeable Preferred Stock, including, without limitation, the Global Certificate, are registered as the owners thereof for the purpose of receiving such payments.

     (e) Any person having a beneficial interest in a Global Certificate may, upon request to the Company, exchange such beneficial interest for Exchangeable Preferred Stock in the form of registered definitive certificates (the "Certificated Securities"). Upon any such issuance, the Company shall register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). If (i) the Company notifies the holders in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the holders in writing that it elects to cause the issuance of Exchangeable Preferred Stock in the form of Certificated Securities under this Certificate of Designations, then, upon surrender by the Global Security Holder of its Global Certificate, Exchangeable Preferred Stock in such form will be issued to each person that the Global Certificate Holder and the Depositary identify as being the beneficial owner of the related Exchangeable Preferred Stock.

     (f) (i) Each Global Certificate shall bear a legend in substantially the following form:

               "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR A SECURITY IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THE DEPOSITARY TRUST COMPANY SHALL ACT AS THE DEPOSITARY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY AND THE TRANSFER AGENT. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED



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


               REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO.
               OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     (ii) In addition, the Regulation S Temporary Global Certificate shall bear a legend in substantially the following form:

               "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SECURITIES ARE AS SPECIFIED IN THE CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF PREFERRED STOCK AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF OF SENIOR CUMULATIVE EXCHANGEABLE PREFERRED STOCK OF NEBCO EVANS HOLDING COMPANY DATED AS OF MARCH 6, 1998. NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE CASH DIVIDEND PAYMENTS HEREON. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT DIVIDENDS FROM ACCRUING AND ACCUMULATING ON THIS SECURITY."

     (g) All shares of Exchangeable Preferred Stock and the Debentures issuable upon exchange thereof will bear a legend to the following effect, unless the Company determines otherwise in compliance with applicable law:

               "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION."

               THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO
               (A) OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY ONLY
               (1) TO THE COMPANY, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED

               INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A, (4) PURSUANT
               TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES
               ACT) (AN "IAI") THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRANSFER AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRANSFER AGENT) OR
               (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTIONS AND (B) THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

     IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed by A. Petter 0stberg, Vice President of the Company, and attested by Gunnar E. Klintberg, its Assistant Secretary, this 5th day of March, 1998.



                                                 NEBCO EVANS HOLDING COMPANY



                                                 By:  /s/ A.P. 0stberg
                                                      ------------------------
                                                      Name:  A. Petter 0stberg
                                                      Title:    Vice President




ATTEST:


By: /s/ Gunnar E. Klintberg
----------------------------------
    Name:  Gunnar E. Klintberg
    Title:    Assistant Secretary




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